UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 21, 2021

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40423	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2121 RDU Center Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EXTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

On September 21, 2021, the Audit Committee (the “Audit Committee”) of the Board of Directors of Extreme Networks, Inc. (the “Company”) dismissed Ernst & Young LLP (“EY”) and hired Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm, effective immediately. The Audit Committee selected GT based on both budgetary considerations and better fit in connection with the relative size of the other comparable companies for which GT serves as a principal auditor.

EY’s audit report on the Company’s consolidated financial statements for the fiscal year ended June 30, 2021 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.  For the avoidance of doubt, EY only audited our fiscal year ended June 30, 2021.

During the Company’s most recent fiscal year ended June 30, 2021 and during the subsequent interim period through September 21, 2021, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided EY with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”). The Company has requested that EY furnish a letter addressed to the SEC stating whether or not EY agrees with the statements above. A copy of EY’s letter dated September 21, 2021 is filed as Exhibit 16.1 to this Report.

During the Company’s fiscal year ended June 30, 2020 and during the subsequent interim period through September 4, 2020, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with KPMG LLP (“KPMG”), our previous independent registered public accounting firm, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.  The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not KPMG agreed with this statement. A copy of KPMG’s letter dated September 11, 2020 is filed as Exhibit 16.1 to the Current Report on Form 8-K filed on September 11, 2020.

(b) Appointment of New Independent Registered Public Accounting Firm.

The Audit Committee, on and effective as of September 21, 2021, appointed Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended June 30, 2022.  This appointment is subject to satisfactory completion of GT’s client acceptance procedures, which are in the process of being completed.

During the Company’s two most recent fiscal years ended June 30, 2021 and June 30, 2020 and during the subsequent interim period through September 21, 2021, neither the Company nor anyone acting on its behalf has consulted with GT, regarding either: (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

16.1	Letter from Ernst & Young LLP to the SEC, dated September 21, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2021

EXTREME NETWORKS, INC.

By:	/s/ REMI THOMAS
Remi Thomas
Executive Vice President, Chief Financial Officer (Principal Accounting Officer)